UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 26, 2005


                             CHEETAH OIL & GAS LTD.
                   (Formerly Bio-American Capital Corporation)
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                     Nevada
                            ------------------------
                            (State of Incorporation)


                                    000-26907
                            ------------------------
                            (Commission File Number)


                                   93-1118938
                     ---------------------------------------
                     (I.R.S. Employer Identification Number)


                           498 Ellis Street, 2nd Floor
                   Penticton, British Columbia V2A 4M2 Canada
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (250) 497-6072
              ----------------------------------------------------
              (Registrant's telephone Number, including area code)


                    INFORMATION TO BE INCLUDED IN THE REPORT



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Section 8 - Other Events
Item 8.01 Other Events

Cheetah Oil & Gas Ltd. (the "Registrant") currently holds five petroleum prospecting licenses in Papua New Guinea directly and through its majority controlled subsidiary, Scotia Petroleum Inc. The Registrant also has a 97.5% farm-in interest in two additional prospecting licenses in Papua New Guinea. The Registrant has commissioned and received a resource and risk assessment of petroleum prospecting license #249 ("PPL 249") from 3D-GEO Inc. of Melbourne, Australia ("3D Geo"). PPL 249 is held by Scotia Petroleum Inc. 3D Geo is a Melbourne, Australia based seismic-structural geology consulting firm. 3D Geo provides seismic/structural and tectonic interpretation, modeling, restoration and data collection services to the oil and gas industry worldwide. 3D Geo's particular geographic area of expertise is Australia and Southeast Asia.

The Registrant proposes to post the 3D Geo assessment on the Registrant's website. The Registrant believes that the 3D Geo assessment contains material information regarding the Registrant's proposed operations and accordingly is filing the entire 3D Geo assessment as an exhibit to this Form 8-K. A summary of the 3D Geo assessment including conclusions and recommendations is set out in this Form 8-K. The entire 3D Geo assessment has been filed as an exhibit.

Summary

The Registrant's petroleum prospecting license no. 249 ("PPL249") in northwestern Papua New Guinea is in the Aitape Basin which has no proven commercial production. Light oil seeps outside the block south east of Aitape and thermogenic gas seeps within the block indicate prospectivity for both oil and gas. Three exploration wells drilled on a sparse seismic grid in the early 1980's proved the presence of Miocene Puwani limestones with reef debris and talus in the subsurface but no in situ reef reservoirs have been positively identified. Fractured carbonates present a second potential reservoir objective within the block.

Seismic interpretation of 422 km 2D data, stratigraphic analysis and four structural cross sections have provided mapping and documentation of thirteen exploration leads and notional leads. The Pinyare and Barida Anticlines are structural leads with potential for 746 million bbls mean unrisked light oil in place and are located in jungle foothills in eastern PPL249. These leads have subsurface control limited to 2D geological cross section models. Three notional reef leads in eastern PPL249 each have potential for 94 mmb oil.

The Muru Anticline is a structural lead prospective for gas in western PPL249. Its subsurface geometry is controlled by 2 seismic lines and surface outcrop data projected into a single 2D cross sectional model. The Muru Anticline has potential for 614 bcf mean unrisked gas-in-place. Five seismically defined Miocene reef leads, and two small satellite structural leads adjacent to the Muru Anticline (the Muru North and the Mili Anticlines), based on regional geology data, present other gas plays in western PPL249. The reefs are generally prospective for 32-175 bcf gas-in-place and the total mean unrisked gas-in-place potential is determined to be 1.2 tcf.

It is recommended that field mapping and seismic acquisition be carried out to confirm the lead interpretations, especially the structural geometries, and to explore for porosity development and distribution in the sub-surface.



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Conclusions and Recommendations

Prospectivity

1. PPL249 has a proven hydrocarbon source, generation and migration due to the seeps of thermogenic gas, but no source rocks have been found in outcrop. The block is considered prospective for light oils in the east and gas in the west.

2. PPL249 has a potential Miocene limestone reef reservoir and inferred Pliocene and Pleistocene reef or porous carbonate reservoirs. The identification and prediction of porosity development and distribution is difficult.

3. Strike-slip flower structures have been interpreted with the potential to develop high fracture porosities in the core, as observed in outcrop, albeit subsequently plugged.

4. PPL249 has Middle and Late Miocene and Pliocene marine marls and mudstones that are likely to seal potential reservoir horizons, although Quaternary carbonates may only have a thin seal. Interbeds of siltstones present some risk of leaky seals.

5. Five potential reefal anomalies have been recorded on the reprocessed seismic data, and two further anomalies indicated from topographic analysis.

6. One hinge-line play has been inferred, where there is an area of substantial dip reversal and a recorded oil seep.

7. Three 20-60 km2 anticlines are interpreted to be Pleistocene flower structures that may have substantial fracture porosity in the cores, created at the same time as hydrocarbon generation, such that porosity is preserved.

8. Total unrisked mean gas-in-place for all gas leads and plays is 1.2 tcf.

9. Total unrisked mean oil-in-place for 2 anticlines is 746 million barrels light oil and three other notional leads each have potential for 94 mm bbls for a total sum of 1.029 billion barrels light oil.

Risk

1. The primary risks are the presence of reservoir as either reef or fracture porosity (see Table 5 and Appendices for details).

2. Definition of trap geometry is also poor and requires considerable additional data in the form of either seismic and / or outcrop structural measurements.

3. A secondary risk is the source rock as no high quality source rocks have been identified at surface or in the subsurface. Thermogenic seeps in the west and light oil seeps in the east confirm some petroleum generation but these do not guarantee commercial volumes have been generated.



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

Recommendations

1. Immediately instigate a comprehensive study of the facies variations across the licence, incorporating all the traverses of Hilyard et al
         (1994) and the, as yet unseen, data of Wilson (1993), Australian Photogeological Consultants Ltd (1993) and Haig (1993).

2.       Review the source  rock  potential  and seeps  using the reports of Dow
         (1993), and Talukdar and Dow (1993), available geochemical laboratory data and consider modeling potential generative potential of the basin.

3. Utilise the surface geological maps, air photos, SAR images and theories of strike-slip fault development to infer the presence of cross-cutting faults and fracture sets that may enhance the fracture porosity at depth providing sweet-spots to drill.

4. Carry out field mapping of the Pinyare and Barida Anticlines to further constrain structural style and fracture development and to confirm the Barida and Serra Hinge oil seeps and Serra Hinge dip reversal.

5. Consider acquisition of modern high quality reflection seismic data and the application of amplitude analysis over the larger leads (Pulan Reef, Reef Lead C, Mugi Creek West and Muru Anticline) on a close line spacing and reconnaissance seismic acquisition over the Fivuma geomorphic (reefal) anomalies and the Pinyare and Barida Anticlines.

6.       Implement the Phase 2 assessment of the licence including:

         a.     A review of all data and literature
         b.     Entering all data in a digital format
         c.     Well post mortems
         d.     Petroleum Systems and Play Fairway Analysis
         e.     Geochemical analysis
         f.     Basin Modeling
         g.     Acquisition of new field data
         h.     Complete and upgrade the prospect inventory
         i.     High grade the prospectivity applying segment analysis.

The full evaluation report is attached as an exhibit to this Form 8-K.


Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(a)      Financial Statements of Business(es) Acquired

         Not Applicable

(b)      Pro forma Financial Information

         Not Applicable

(c)      Exhibits

         99.1     3D Geo Assessment Report





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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CHEETAH OIL & GAS LTD.
                                     (formerly Bio-American Capital Corporation)

                                     Per:  /S/ Garth Braun
                                           ------------------------------------
                                           Garth Braun, Chief Executive Officer










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